Exhibit 99.2

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors

Invitrogen Corporation

5791 Van Allen Way

Carlsbad, California 92008

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated June 11, 2008, to the Board of Directors of Invitrogen Corporation (“Invitrogen”) as Annex C to, and to the reference thereto under the captions “SUMMARY — Opinions of Financial Advisors — Invitrogen” and “THE MERGER — Opinions of Invitrogen’s Financial Advisors” in, the joint proxy statement/prospectus of Invitrogen and Applied Biosystems Inc. (“ABI”) relating to the proposed merger involving Invitrogen and ABI (the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Invitrogen. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS SECURITIES LLC UBS SECURITIES LLC

August 4, 2008